EXHIBIT 23(a)


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. on Form S-3 of our report dated February 24, 1995 (May 10, 1995 as to Note 4 to the consolidated financial statements), which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company changing its method of accounting for postretirement benefits in 1992, incorporated herein by reference to the Company's Current Report on Form 8-K dated May 15, 1995, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement. We also consent to the use in this Registration Statement of our report dated February 24, 1995 (May 10, 1995 as to Note 4 to the consolidated financial statements) on the Company's Summary Financial Information included as EXHIBIT 99 to this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois
August 4, 1995